Exhibit 10.66

AGREEMENT

THIS AGREEMENT (“Agreement”) is made effective as of January 3, 2007, by and between COMPLIANCE SYSTEMS CORPORATION, a Nevada corporation (the “Company” or “Compliance Systems”), and MONTGOMERY EQUITY PARTNERS, LTD., a Cayman Island exempted company (“Montgomery”).

WHEREAS, the Company and Montgomery are each a party to that certain Investor Registration Rights Agreement, dated as of March 8, 2006 (the “Registration Rights Agreement”), entered into in connection with the Company’s issuance of a secured convertible debenture in the face amount of $1,000,000 to Montgomery dated March 8, 2006 (the “Convertible Debenture”); and

WHEREAS, under the Registration Rights Agreement, the Company is obligated to use its best efforts to have the Initial Registration Statement, as such term is defined thereunder, declared effective within one hundred and twenty (120) days from the date of filing with the U.S. Securities Exchange Commission (the “Scheduled Effective Deadline”); and

WHEREAS, the Company failed to have the Registration Statement declared effective by the Scheduled Effective Deadline, and such failure constitutes an Event of Default, as defined under the Convertible Debenture; and

WHEREAS, under the Registration Rights Agreement failure to obtain the effectiveness of the Registration Statement by the Scheduled Effective Deadline will result in the imposition of liquidated damages equal to two percent (2%) of the liquidated value of the Convertible Debenture for each thirty (30) day period after the Scheduled Effective Deadline.

NOW, THEREFORE, for and in consideration of the mutual and reciprocal covenants and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The recitals set forth above are true and are hereby incorporated by this reference.

2. Each of the parties hereto hereby acknowledges and agrees to the following: (i) that the Company is obligated to pay to Montgomery liquidated damages that have accrued and may continue to accrue in accordance with the Registration Rights Agreement up to the date the Registration Statement is declared effective and (ii) in consideration of the foregoing, Montgomery waives the Event of Default solely related to the Company’s failure to have the Registration Statement declared effective by the Scheduled Effective Deadline, provided that the Registration Statement is declared effective by February 14, 2007.

3. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto, through their duly authorized representatives, have executed this Agreement as of the day and year first written above.

COMPLIANCE SYSTEMS CORPORATION, a Nevada corporation		MONTGOMERY EQUITY PARTNERS, LTD., a Cayman Island exempted company

By:	/s/ Dean Garfinkel	By:	/s/ Mark Angelo
	Printed Name: Dean Garfinkel Title: President Date: January 3, 2007		Printed Name: Mark Angelo Title: Director Date: January 3, 2007